Exhibit 99.1

E2open Announces First Quarter of Fiscal Year 2014 results

First quarter non-GAAP subscriptions and support revenue of $12.4 million increases 26% year-over-year

Company increases FY2014 non-GAAP subscriptions and support revenue & new and upsell bookings guidance

Foster City, CA (July 11, 2013) – E2open, Inc. (NASDAQ: EOPN), a leading provider of strategic, cloud-based software solutions for collaborative execution across global trading networks, today announced financial results for the quarter ended May 31, 2013.

Mark Woodward, E2open’s President and CEO, said, “The first quarter was a strong start to the new fiscal year, and it was highlighted by 26% year-over-year growth in our non-GAAP subscriptions and support revenue. The Company continues to execute well against its strategy to both gain new customers and further penetrate existing accounts. In addition, the acceleration of our partner enablement program is on track and will help drive our growth in the future. Based on our strong first quarter performance and ongoing business momentum, we are increasing our fiscal year guidance for subscriptions and support revenue as well as new and upsell bookings.”

First Quarter Financial Highlights:

•	GAAP Revenue: Total GAAP revenue was $15.6 million for the first quarter of fiscal 2014; subscriptions and support revenue was $12.3 million, and professional services revenue was $3.3 million.

•

Non-GAAP Revenue: Non-GAAP revenue for the first quarter of fiscal 2014 includes $0.5 million from the impact of a previous contract amendment that accelerated revenue from future periods to the second quarter of fiscal 2013. Total non-GAAP revenue was $16.1 million, an increase of 4% compared to $15.5 million for the first quarter of fiscal 2013 and a decrease of 11% compared to $18.1 million for the fourth quarter of fiscal 2013. Subscriptions and support revenue was $12.4 million, an increase of 26% compared to $9.8 million for the first quarter of fiscal 2013 and an increase of 6% compared to $11.7 million for the fourth quarter of fiscal 2013. Professional services revenue was $3.7 million, a decrease of 34% compared to $5.7 million for the first quarter of fiscal 2013 and a decrease of 42% compared to $6.4 million for the fourth quarter of fiscal 2013.

•	GAAP Loss from Operations: GAAP loss from operations was ($5.4) million compared to ($2.2) million for the first quarter of fiscal 2013 and ($2.6) million for the fourth quarter of fiscal 2013.

•

Non-GAAP Loss from Operations: Non-GAAP loss from operations was ($4.1) million compared to ($1.8) million for the first quarter of fiscal 2013 and ($1.4) million for the fourth quarter of fiscal 2013.

•

GAAP Net Loss: GAAP net loss was ($5.4) million compared to ($2.4) million for the first quarter of fiscal 2013 and ($2.8) million for the fourth quarter of fiscal 2013. GAAP net loss per share was ($0.21), based on 25.6 million weighted-average shares outstanding, compared to ($0.38) per share, based on 6.2 million weighted-average shares outstanding, for the first quarter of fiscal 2013 and ($0.11) per share, based on 25.2 million weighted-average shares outstanding, for the fourth quarter of fiscal 2013.

•

Non-GAAP Net Loss: Non-GAAP net loss was ($4.0) million compared to ($1.9) million for the first quarter of fiscal 2013 and ($1.5) million for the fourth quarter of fiscal 2013. Non-GAAP net loss per share was ($0.15), based on 27.2 million weighted-average shares outstanding, compared to ($0.08), based on 22.7 million weighted-average shares outstanding, for the first quarter of fiscal 2013 and ($0.06), based on 27.2 million weighted-average shares outstanding, for the fourth quarter of fiscal 2013.

•	Adjusted EBITDA: Adjusted EBITDA was ($3.6) million compared to ($1.4) million for the first quarter of fiscal 2013 and ($1.0) million for the fourth quarter of fiscal 2013.

•

Cash Flow: Cash flow from operations and free cash flow were both ($3.3) million after deducting $0.0 million of capital expenditures. This compares to cash flow from operations of ($0.8) million and free cash flow of ($1.5) million after deducting $0.7 million of capital expenditures for the first quarter of fiscal 2013.

•	Balance sheet: Cash and investments was $44.0 million, a decrease of $3.2 million compared to $47.2 million at the end of the fourth quarter of fiscal 2013.

First Quarter & Recent Business Highlights:

•	Added four new customers during the quarter and expanded our relationship with several other customers.

•	Ended the quarter with 80 customers, 36,238 unique registered trading partners, and 112,903 unique registered users on the E2open network.

•	Released E2 Rapid Resolutions, a new analytics product aimed at improving decision making related to changes and deviations based on real time input from the supply and demand chain.

•	Announced a new relationship with channel partner, TechTrends, to expand our presence in Brazil.

•	Named the winner at the 2012 Supply Chain Distinction Awards North America in the Solution Implementation category.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “Non-GAAP Financial Measures.”

Guidance:

As of July 11, 2013, E2open is providing guidance for its second quarter of fiscal 2014 as well as the full fiscal year 2014.

•

Second Quarter Fiscal 2014 Guidance: Total GAAP revenue is expected to be in the range of $16.5 million to $17.0 million. Non-GAAP revenue is expected to be in the range of $17.0 million to $17.5 million, which includes a $0.5 million impact to revenue, due to the aforementioned acceleration of revenue in the second quarter of fiscal 2013 in connection with a contract amendment. Within total non-GAAP revenue, we expect subscriptions and support revenue of $13.1 million to $13.3 million and professional services revenue of $3.9 million to $4.2 million. Non-GAAP loss from operations is expected to be in the range of ($4.5) million to ($3.9) million. Non-GAAP loss per share is expected to be in the range of ($0.18) to ($0.15) based on approximately 27.2 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of ($4.0) million to ($3.4) million.

•

Full Year Fiscal 2014 Guidance: Total GAAP revenue is expected to be in the range of $75.5 million to $77.0 million, including a $2.0 million impact to revenue, due to the aforementioned acceleration of revenue in the second quarter of fiscal 2013 in connection with a contract amendment. Excluding the aforementioned contract amendment (a nonrecurring item), total non-GAAP revenue is expected to be in the range of $77.5 million to $79.0 million. Within total non-GAAP revenue, we expect subscriptions and support revenue of $55.2 to $55.8 million and professional services revenue of $22.3 to $23.2 million. Non-GAAP loss from operations is expected to be in the range of ($9.5) million to ($8.5) million. Non-GAAP loss per share is expected to be in the range of ($0.36) to ($0.33) based on approximately 27.3 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of ($7.5) million to ($6.5) million. Free cash flow is expected to be in the range of ($8.0) million to ($7.0) million. New and upsell bookings are expected to be roughly $91.5 million, representing growth of approximately 30% compared to fiscal 2013.

With respect to the Company’s expectations under “Guidance” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP loss per share to GAAP income (loss) from operations and GAAP income (loss) per share because these items are out of the Company’s control and/or cannot be reasonably predicted.

Conference Call Details:

•	What: E2open financial results for the first quarter of fiscal 2014 and outlook for the second quarter of fiscal 2014 and the full year of fiscal 2014

•	When: Thursday, July 11, 2013 at 2PM PT (5PM ET)

•

Dial in: To access the call in the U.S., please dial (877) 407-3982, and for international callers dial (201) 493-6780. Callers may provide confirmation number 416483 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investor.e2open.com/ (live and replay)

•

Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (877) 870-5176, and for international callers dial (858) 384-5517 and enter access code 416483.

About E2open

E2open is a leading provider of cloud-based, on-demand software solutions enabling enterprises to procure, manufacture, sell, and distribute products more efficiently through collaborative execution across global trading networks. Enterprises use E2open solutions to gain visibility into and control over their trading networks through the real-time information, integrated business processes, and advanced analytics that E2open provides. E2open customers include Celestica, Cisco, Dell, HGST, IBM, L’Oréal, LSI, Motorola Solutions, Seagate, and Vodafone. E2open is headquartered in Foster City, California with operations worldwide.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements about expected GAAP revenue, non-GAAP revenue, non-GAAP income (loss) from operations, non-GAAP income (loss) per share, and adjusted EBITDA for the second quarter of fiscal 2014 and the full fiscal year, and free cash flow and new and upsell bookings for the full fiscal year. These forward-looking statements include the statements that relate to management’s belief that the acceleration of our partner enablement program will help drive our growth in the future and the reference to ongoing business momentum. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include, but are not limited to, risks associated with the Company’s growth strategy; the Company’s plans for future products; the Company’s operating results; the Company’s ability to anticipate future market demands and future needs of its customers; the Company’s customer concentration; the Company’s ability to effectively manage its growth; the Company’s expectations regarding its use of proceeds from its initial public offering; the Company’s expectations regarding expenses, sales and operations; anticipated trends and challenges in the markets in which the Company operates; the Company’s competition; the Company’s ability to successfully enter new markets and manage its international expansion; and the Company’s intellectual property.

Further information on these and other factors that could affect the Company’s financial results is included in the filings made with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K. These documents are available on the SEC Filings section of the Investor Relations section of the Company’s website at: investor.e2open.com.

E2open, Inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

Our reported results include certain non-GAAP financial measures, including bookings, non-GAAP revenue, non-GAAP operating income (loss), non-GAAP net income (loss), weighted-average shares outstanding, non-GAAP net income (loss) per share, adjusted EBITDA, and free cash flow. Bookings represent the full value of customer orders or contracts signed during a reporting period. Non-GAAP operating income (loss) and non-GAAP net income (loss) exclude expenses related to stock-based compensation expense and noncash income taxes as they are often excluded by other companies to help investors understand the operational performance of their business and, in the case of stock-based compensation, can be difficult to predict. In addition, stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price. Non-GAAP revenue, non-GAAP operating income (loss) and non-GAAP net income (loss) also exclude the impact of certain accelerated revenue recognized in connection with a contract amendment in the second quarter of fiscal 2013. Adjusted EBITDA is defined as net income (loss), adjusted for accelerated revenue from a contract amendment, depreciation and amortization, stock-based compensation expense, interest and other expense, net, and provision for income taxes. Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures, which consist of purchases of property, equipment and software. Reconciliation tables are provided in this press release. Management believes that the use of non-GAAP financial measures provides consistency and comparability with our past financial performance, facilitates period to period comparisons of results of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

ICR

Greg Kleiner, 650-645-6675

Investor Relations

investor.relations@e2open.com

E2open, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	May 31, 2013	February 28, 2013	May 31, 2012
Revenue
Subscriptions and support	$12,292	$11,633	$9,814
Professional services and other	3,307	5,978	5,659

Total revenue	15,599	17,611	15,473

Cost of revenue
Subscriptions and support (1)	2,528	2,063	2,039
Professional services and other (1)	4,057	4,029	3,653

Total cost of revenue	6,585	6,092	5,692

Gross profit
Subscriptions and support	9,764	9,570	7,775
Professional services and other	(750)	1,949	2,006

Total gross profit	9,014	11,519	9,781

Gross margin
Subscriptions and support	79%	82%	79%
Professional services and other	-23%	33%	35%

Total gross margin	58%	65%	63%

Operating expenses
Research and development (1)	4,073	3,729	4,092
Sales and marketing (1)	7,899	8,054	6,147
General and administrative (1)	2,448	2,304	1,782

Total operating expenses	14,420	14,087	12,021

Loss from operations	(5,406)	(2,568)	(2,240)

Interest and other expense, net	51	(120)	(95)

Loss before income taxes	(5,355)	(2,688)	(2,335)

Income tax provision	(39)	(127)	(43)

Net loss	$(5,394)	$(2,815)	$(2,378)

Net loss per share:
Basic	$(0.21)	$(0.11)	$(0.38)

Diluted	$(0.21)	$(0.11)	$(0.38)

Weighted average shares used to compute net loss per share:
Basic	25,615	25,178	6,190

Diluted	25,615	25,178	6,190

(1) Includes stock-based compensation as follows:
Cost of revenue
Subscriptions and support	$63	$52	$34
Professional services and other	169	125	87

Total cost of revenue	232	177	121

Operating expenses
Research and development	68	54	53
Sales and marketing	290	261	145
General and administrative	255	182	160

Total operating expenses	613	497	358

Total stock-based compensation	$845	$674	$479

E2open, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	May 31, 2013	February 28, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,709	$20,262
Short -term investments	16,949	15,289
Accounts receivable, net	13,873	20,670
Prepaid expenses and other current assets	2,291	2,212

Total current assets	48,822	58,433
Long -term investments	11,363	11,692
Property and equipment, net	2,431	2,438
Other assets	933	905

Total assets	$63,549	$73,468

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$8,193	$10,769
Deferred revenue	35,180	39,789
Current portion of notes payable and capital lease obligations	1,487	849

Total current liabilities	44,860	51,407
Deferred revenue	1,918	1,898
Notes payable and capital lease obligations, net of current portion	794	562
Other noncurrent liabilities	764	508

Total liabilities	48,336	54,375

Stockholders’ equity:
Common stock	26	25
Additional paid-in capital	361,801	360,280
Accumulated other comprehensive loss	(25)	(17)
Accumulated deficit	(346,589)	(341,195)

Total stockholders’ equity	15,213	19,093

Total liabilities and stockholders’ equity	$63,549	$73,468

E2open, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended
	May 31, 2013	February 28, 2013	May 31, 2012
Cash flows from operating activities:
Net loss	$(5,394)	$(2,815)	$(2,378)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	845	674	479
Depreciation and amortization	404	420	409
Other	(23)	129	(142)
Changes in operating assets and liabilities:
Accounts receivable, net	6,797	(894)	4,446
Prepaid expenses and other current assets	(74)	521	(552)
Accounts payable and accrued liabilities	(1,523)	558	(447)
Deferred revenue	(4,589)	5,456	(2,648)
Other	261	89	10

Net cash provided by (used in) operating activities	(3,296)	4,138	(823)

Cash flows from investing activities:
Capital expenditures	(39)	(21)	(654)
Purchase of marketable securities, net	(1,412)	(1,880)	—
Other assets	(24)	3	(26)

Net cash used in investing activities	(1,475)	(1,898)	(680)

Cash flows from financing activities:
Proceeds from bank debt	—	—	21,210
Repayments of bank debt	—	—	(20,000)
Repayment of notes payable and capital lease obligations	(458)	(607)	(251)
Proceeds from exercise of common stock options	673	553	32
Proceeds from exercise of warrants	—	—	700
Payment of deferred offering costs	—	—	(297)

Net cash provided by (used in) financing activities	215	(54)	1,394
Effect of exchange rate changes	3	(8)	(18)

Net increase (decrease) in cash and cash equivalents	(4,553)	2,178	(127)
Cash and cash equivalents at beginning of period	20,262	18,084	10,219

Cash and cash equivalents at end of period	$15,709	$20,262	$10,092

Supplemental cash flow information:
Cash paid during the period for:
Interest	$16	$31	$72
Income taxes	$45	$15	$57
Noncash financing and investing activities:
Property, software and equipment acquired under notes payable and capital leases	$355	$589	$—
Prepaid software, maintenance and services under notes payable and capital leases	$973	$146	$—

E2open, Inc.

GAAP to Non-GAAP Reconciliation Tables

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	May 31, 2013	February 28, 2013	May 31, 2012
Non-GAAP Revenue
GAAP Revenue
Subscriptions and support	$12,292	$11,633	$9,814
Professional services and other	3,307	5,978	5,659

Total	15,599	17,611	15,473
Add: accelerated revenue from contract amendment
Subscriptions and support	79	93	—
Professional services and other	429	420	—

Total	508	513	—
Non-GAAP Revenue
Subscriptions and support	12,371	11,726	9,814
Professional services and other	3,736	6,398	5,659

Total	$16,107	$18,124	$15,473

Non-GAAP Gross Profit
GAAP Gross Profit
Subscriptions and support	$9,764	$9,570	$7,775
Professional services and other	(750)	1,949	2,006

Total	9,014	11,519	9,781
Add: accelerated revenue from contract amendment
Subscriptions and support	79	93	—
Professional services and other	429	420	—

Total	508	513	—
Add: stock-based compensation expense
Subscriptions and support	63	52	34
Professional services and other	169	125	87

Total	232	177	121
Non-GAAP Gross Profit
Subscriptions and support	9,906	9,715	7,809
Professional services and other	(152)	2,494	2,093

Total	$9,754	$12,209	$9,902

Non-GAAP Gross Margin
Subscriptions and support	80%	83%	80%
Professional services and other	-4%	39%	37%

Total	61%	67%	64%

Non-GAAP Loss from Operations
GAAP loss from operations	$(5,406)	$(2,568)	$(2,240)
Add: accelerated revenue from contract amendment	508	513	—
Add: stock-based compensation expense	845	674	479

Non-GAAP loss from operations	$(4,053)	$(1,381)	$(1,761)

E2open, Inc.

GAAP to Non-GAAP Reconciliation Tables

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	May 31, 2013	February 28, 2013	May 31, 2012
Non-GAAP Net Loss Per Share

Numerator:
GAAP net loss	$(5,394)	$(2,815)	$(2,378)
Add: accelerated revenue from contract amendment	508	513	—
Add: stock-based compensation	845	674	479
Add: income tax provision	39	127	43

Non-GAAP loss before income taxes	(4,002)	(1,501)	(1,856)
Cash paid for income taxes	(45)	(15)	(57)

Non-GAAP net loss	$(4,047)	$(1,516)	$(1,913)

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used to compute diluted net loss per share:

Weighted average number of shares used to compute GAAP net loss per share (diluted)	25,615	25,178	6,190

Effect of potentially dilutive common stock equivalents (1)	1,599	2,000	16,500

Non-GAAP weighted average shares used to compute non-GAAP net loss per share	27,214	27,178	22,690

GAAP net loss per share (diluted)	$(0.21)	$(0.11)	$(0.38)

Non-GAAP net loss per share	$(0.15)	$(0.06)	$(0.08)

Adjusted EBITDA
GAAP net loss	$(5,394)	$(2,815)	$(2,378)
Add: accelerated revenue from contract amendment	508	513	—
Add: depreciation and amortization	404	420	409
Add (Less): interest and other expense, net	(51)	120	95
Add: income tax provision	39	127	43

EBITDA	(4,494)	(1,635)	(1,831)
Add: stock-based compensation expense	845	674	479

Adjusted EBITDA	$(3,649)	$(961)	$(1,352)

Free Cash Flow
Net cash provided by (used in) operating activities	$(3,296)	$4,138	$(823)
Capital expenditures	(39)	(21)	(654)

Free cash flow	$(3,335)	$4,117	$(1,477)

(1)	These securities are anti-dilutive on a GAAP basis as a result of our net loss, but are included for non-GAAP net loss per share.